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EXECUTION COPY

COMMUNITY HEALTH SYSTEMS, INC.

(a Delware corporation)

23,134,738 Shares of Common Stock

UNDERWRITING AGREEMENT

         Dated: September 21, 2004

Table of Contents

SECTION 1.	Representations and Warranties	2
(a)	Representations and Warranties by the Company	2
(b)	Representations and Warranties by the Selling Shareholders	10
(c)	Officer's Certificates, Selling Shareholder Certificates	11
SECTION 2.	Sale and Delivery to Underwriter; Closing	12
(a)	Securities	12
(b)	Payment	12
(c)	Denominations; Registration	12
SECTION 3.	Covenants of the Company	12
(a)	Compliance with Securities Regulations and Commission Requests	12
(b)	Filing of Amendments	12
(c)	Delivery of Registration Statements	13
(d)	Delivery of Prospectuses	13
(e)	Continued Compliance with Securities Laws	13
(f)	Blue Sky Qualifications	14
(g)	Rule 158	14
(h)	Listing	14
(i)	Restriction on Sale of Securities	14
SECTION 4.	Payment of Expenses	14
(a)	Expenses	14
(b)	Expenses of the Selling Shareholders	14
(c)	Termination of Agreement	15
(d)	Allocation of Expenses	15
SECTION 5.	Conditions of Underwriter's Obligations	15
(a)	Effectiveness of Registration Statement	15
(b)	Opinion of Counsel for the Company	15
(c)	Opinion of Counsel for the Selling Shareholders	15
(d)	Opinion of Counsel for the Underwriter	15
(e)	Officers' Certificate	15
(f)	Certificate of the Selling Shareholder	16
(g)	Accountant's Comfort Letter	16
(h)	Bring-down Comfort Letter	16
(i)	Approval of Listing	16
(j)	Form W-8 or W-9	16
(k)	Purchase of Securities by Company	16
(l)	Additional Documents	16
(m)	Termination of Agreements	16
SECTION 6.	Indemnification	16
(a)	Indemnification of the Underwriter by the Company and CHS	16
(b)	Indemnification of the Underwriter by the Selling Shareholders	17
(c)	Indemnification of the Company, Directors, Officers and Selling Shareholders	18
(d)	Actions Against Parties; Notification	18
(e)	Settlement Without Consent If Failure to Reimburse	18
(f)	Other Agreements with Respect to Indemnification	19

i

SCHEDULES
Schedule A—	List of Selling Shareholders
Schedule B—	Pricing Information
EXHIBITS
Exhibit A-1—	Form of Opinion of Company's General Counsel
Exhibit A-2—	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
Exhibit A-3—	Form of Opinion of Selling Shareholders' Counsel

ii

COMMUNITY HEALTH SYSTEMS, INC.

(a Delaware corporation)

23,134,738 Shares of Common Stock

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

September 21, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        Community Health Systems, Inc., a Delaware corporation (the "Company"), CHS/Community Health Systems, Inc., a Delaware corporation ("CHS"), and the persons listed in Schedule A hereto under the heading "Selling Shareholders" (the "Selling Shareholders") confirm their respective agreements with Citigroup Global Markets Inc. (the "Underwriter"), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A hereto (collectively, the "Securities").

        The Company, CHS and the Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities as set forth in the Prospectus as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-117697) and pre-effective Amendments No. 1 filed on August 10, 2004 and No. 2 filed on August 11, 2004, thereto for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriter by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Underwriting Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, as the case may be, after the execution of this Agreement and at or prior to Closing Time.

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company.    The Company and CHS represent and warrant to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with the Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

          At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments or supplements thereto, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

          The Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii)    Independent Accountants.    The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)    Financial Statements.    The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied, except as set forth in the notes to the financial statements, on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected consolidated financial and other data and the summary consolidated financial and other data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement.

          (v)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not result in a Material Adverse Effect.

          (vii)    Good Standing of Subsidiaries.    (A) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and CHS, Community Health Investment Corporation, Community Health Systems Professional Services Corporation and Hallmark Healthcare Corporation and each other subsidiary which is a hospital holding company or operates one or more hospitals (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized or formed and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate, partnership or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except (i) as otherwise disclosed in Exhibit 21 to the Form 10-K for the fiscal year ended December 31, 2003, as amended (the "2003 Form 10-K"), and (ii) with respect to the pledge of shares of capital stock under the Company's senior secured credit facility, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the 2003 Form 10-K and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (B) Except to the extent disclosed in Exhibit 21 to the 2003 Form 10-K, each of the hospitals described in the Prospectus as owned or leased by the Company is owned or leased and operated by a Subsidiary of which the Company directly or indirectly owns 100% of the outstanding ownership interests. Except as disclosed in the Prospectus, there are no encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary's capital stock, (ii) to make any loans or advances to, or investments in, the Company, CHS or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company, CHS or any other Subsidiary.

          (viii)    Capitalization.    The shares of issued and outstanding capital stock of the Company including, without limitation, the Securities to be sold by the Selling Shareholders have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The shares of issued and outstanding capital stock of the Company have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder included in the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

          (ix)    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (x)    Description of Securities.    The Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the Company's Restated Certificate of Incorporation; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the Securities were not issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (xi)    Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company and CHS with their obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, CHS or any of their subsidiaries or, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, CHS or any of their subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, CHS or any of their subsidiaries.

          (xii)    Absence of Labor Dispute.    No material labor dispute with the employees of the Company, CHS or any of their subsidiaries exists or, to the knowledge of the Company or CHS, is imminent, and neither the Company nor CHS is aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiaries' principal suppliers or contractors, which would reasonably be expected to result in a Material Adverse Effect.

          (xiii)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed "qui tam" actions of which neither the Company nor CHS has any knowledge), or, to the knowledge of the Company or CHS, threatened, against or affecting the Company, CHS or any of their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, or the performance by the Company or CHS of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, CHS or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xiv)    Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and/or filed as required.

          (xv)    Possession of Intellectual Property.    The Company, CHS and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on in all material respects the business now operated by them, and none of the Company, CHS or any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company, CHS or any of their subsidiaries therein, except for such infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xvi)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or CHS of their obligations hereunder, in connection with the offering or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xvii)    Possession of Licenses and Permits.    The Company, CHS and their subsidiaries possess such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Governmental Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company, CHS and their subsidiaries and (ii) with respect to those facilities operated by the Company, CHS or any of their subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Government Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; the Company, CHS and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and none of the Company, CHS or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. All of the hospitals operated by the Company, CHS and their subsidiaries are "providers of services" as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and Medicaid programs.

          (xviii)    Accounts Receivable.    The accounts receivable of the Company, CHS and their subsidiaries have been and will continue to be adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not and shall not materially exceed amounts the Company, CHS and their subsidiaries are entitled to receive.

          (xix)    Compliance with Social Security Act and Other Federal Enforcement Initiatives.    Neither the Company and CHS nor, to the knowledge of the Company and CHS, any officers, directors or stockholders, employees or other agents of the Company, CHS or any of their subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C. §§ 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), 42 U.S.C. § 1395nn and 1396b (the "Stark" law, prohibiting certain self-referrals), or any other federal law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. §1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. §§ 3729-32, Federal Criminal False Claims Act, 18 U.S.C. § 287, False Statements Relating to Health Care Matters, 18 U.S.C. § 1035, Health Care Fraud, 18 U.S.C. § 1347, or the federal Food, Drug & Cosmetics Act, 21 U.S.C. § 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice), except for any such activities which are specifically described in the Prospectus or which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xx)    Regulatory Filings.    None of the Company, CHS or any of their subsidiaries or any of the hospitals operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, individually or in the aggregate, have a

  Material Adverse Effect. Except as described in the Prospectus, all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xxi)    Title to Property.    The Company, CHS and their subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company, CHS or any of their subsidiaries; and all of the leases and subleases of the Company and their subsidiaries, considered as one enterprise, and under which the Company, CHS or any of their subsidiaries holds properties described in the Prospectus, are in full force and effect, and none of the Company, CHS or any of their subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, CHS or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, CHS or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in full force and effect or such claim would not reasonably be expected to have a Material Adverse Effect.

          (xxii)    Investment Company Act.    None of the Company, CHS or their subsidiaries is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii)    Environmental Laws.    Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them is in violation of any federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, release or threatened release of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, CHS, their subsidiaries and each of the hospitals owned, leased or operated by them have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, CHS, any of their subsidiaries or any of the hospitals owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws.

          (xxiv)    Registration Rights.    There are no persons with registration rights or other similar rights to have any securities of the Company, CHS or any of their subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company or any other person under the 1933 Act.

          (xxv)    Insurance.    The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by them are insured by insurers of recognized financial responsibility (provided that, for purposes of this representation and warranty, it is agreed that the Company's captive insurer Community Insurance Group Ltd. is not considered to be an "insurer of recognized financial responsibility") and are insured against such losses and risks and in such amounts as are prudent and customary in the healthcare industry; none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them has been refused any material insurance coverage sought or applied for since January 1, 2003; and neither the Company nor CHS has any reason to believe that it or any of the hospitals owned, leased or operated by them, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

          (xxvi)    Tax Returns and Payment of Taxes.    The Company, CHS and their subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect. The Company, CHS and their subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company, CHS and their subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in Section 1(a)(iv) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

          (xxvii)    No Stabilization or Manipulation.    None of the Company, CHS or their subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (xxviii)    Certain Transactions.    Except as disclosed in the Prospectus, there are no outstanding loans, advances, or guarantees of indebtedness by the Company, CHS or any of their subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-3.

          (xxix)    Sarbanes-Oxley Act.    The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

          (xxx)    Statistical and Market Data.    The statistical and market-related data included in the Prospectus are derived from sources which the Company and CHS reasonably and in good faith believe to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectus agrees with the sources from which it was derived in all material respects.

          (xxxi)    Accounting and other Controls.    The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

        (b)    Representations and Warranties by the Selling Shareholders.    Each Selling Shareholder severally represents and warrants to the Underwriter as of the date hereof and as of the Closing Time, and agrees with the Underwriter, as follows:

          (i)    Accurate Disclosure.    With respect to each Selling Shareholder, to the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii)    Authorization of Agreements.    Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement. The execution and delivery of this Agreement, the sale and delivery of the Securities to be sold by such Selling Shareholder, the consummation by such Selling Shareholder of the transactions contemplated under this Agreement and compliance by such Selling Shareholder with its obligations under this Agreement have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (iii)    Valid and Marketable Title.    Such Selling Shareholder is the beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims; upon payment for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, registration of the transfer of such Securities to, and registration of such Securities in the name of, Cede & Co. or such other nominee as may be designated by the Depository Trust Company ("DTC") and the crediting of such Securities on the books of DTC to the securities account (within the meaning of 8-501 of the Uniform Commercial Code as currently in effect in the State of New York (the "UCC")) of the Underwriter (assuming that the Underwriter lacks "notice of any adverse claim" (within the meaning of Sections 8-102 and 8-105 of the UCC) to such Securities), (A) the Underwriter will acquire "security entitlements" in respect of such securities (within the meaning of Section 8-102 of the UCC) and (B) no action based on any "adverse claim" (within the meanings of Section 8-102 and 8-502 of the UCC) to such Securities may be asserted against the Underwriter with respect to such security entitlements.

          (iv)    Absence of Manipulation.    Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

          (v)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by such Selling Shareholder of its obligations under this Agreement, or in connection with the offer, sale and delivery by such Selling Shareholder of the Securities under this Agreement or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities laws.

          (vi)    Certificates Suitable for Transfer.    Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be placed in custody with the Company by the close of business on September 23, 2004, with irrevocable conditional instructions to deliver such Securities to the Underwriter pursuant to this Agreement.

          (vii)    No Association with NASD.    Neither such Selling Shareholder, nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") any member firm of the NASD.

        (c)    Officer's Certificates, Selling Shareholder Certificates.    Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriter; Closing.

        (a)    Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, acting severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule B, the total number of Securities set forth in Schedule A opposite the name of such Selling Shareholder.

        (b)    Payment.    Payment of the purchase price for, and delivery of certificates (if any) for, the Securities shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by both the Underwriter and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

        Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders against delivery to the Underwriter of the Securities to be purchased by the Underwriter.

        (c)    Denominations; Registration.    Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

        SECTION 3.    Covenants of the Company.

        The Company covenants with the Underwriter as follows:

        (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. If applicable with respect to any required post-effective amendment, the Company will comply with the requirements of Rule 430A. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)    Filing of Amendments.    The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

        (c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all signed consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)    Delivery of Prospectuses.    The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

        (f)    Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification of the Securities in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h)    Listing.    The Company will use its best efforts to maintain the quotation of the Common Stock on the New York Stock Exchange.

        (i)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Company and CHS will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates (if any) for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities (if any), and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

        (b)    Expenses of the Selling Shareholders.    The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriter, and (ii) the fees and disbursements of their respective counsel.

        (c)    Termination of Agreement.    If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company, CHS and the Selling Shareholders shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

        (d)    Allocation of Expenses.    The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

        SECTION 5.    Conditions of Underwriter's Obligations.

        The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company, CHS and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company, CHS or any of their subsidiaries or on behalf of any Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company of their covenants and other obligations hereunder, and to the following further conditions:

        (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the information relating to the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

        (b)    Opinion of Counsel for the Company.    At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of:

          (i)    Rachel A. Seifert, Senior Vice President, Secretary and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriter may reasonably request; and

          (ii)   Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriter may reasonably request.

        (c)    Opinion of Counsel for the Selling Shareholders.    At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of each counsel for the Selling Shareholders (which counsel shall be satisfactory to the Underwriter), each in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-3 hereto and to such other effect as counsel for the Underwriter may reasonably request.

        (d)    Opinion of Counsel for the Underwriter.    At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

        (e)    Officers' Certificate.    At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, CHS and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and CHS have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such person's knowledge after due inquiry, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

        (f)    Certificate of the Selling Shareholder.    At Closing Time, the Underwriter shall have received a certificate of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

        (g)    Accountant's Comfort Letter.    At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (h)    Bring-down Comfort Letter.    At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more current than three business days prior to Closing Time.

        (i)    Approval of Listing.    The Securities shall continue to be listed on the New York Stock Exchange.

        (j)    Form W-8 or W-9.    At the Closing Date, the Underwriter shall have received form W-8 or W-9, as required, signed by each Selling Shareholder.

        (k)    Purchase of Securities by the Company.    At Closing Time, concurrently with the closing of this offering, the Company shall have purchased from the Underwriter, pursuant to the documents reasonably satisfactory to the Underwriter, at the purchase price set forth in Schedule B hereto, 12,000,000 of the Securities, as set forth in the Prospectus.

        (l)    Additional Documents.    At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

        (m)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)    Indemnification of the Underwriter by the Company and CHS.    The Company and CHS jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(f) below) any such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the Prospectus in sufficient quantities to the Underwriter, (3) that the Underwriter failed to send or give a copy of the Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by the Underwriter as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

        (b)    Indemnification of the Underwriter by the Selling Shareholders.    The Selling Shareholders severally in proportion to the number of Shares to be sold by such Selling Shareholders hereunder, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred; provided, however, that, notwithstanding any provisions in Section 6(a), the aggregate liability of any such Selling Shareholder pursuant to this Section 6(b) shall be limited to the net proceeds received by such Selling Shareholder from the Securities purchased by the Underwriter from such Selling Shareholder pursuant to this Agreement; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the Prospectus in sufficient quantities to the Underwriter, (3) that the Underwriter failed to send or give a copy of the Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by the Underwriter as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

        (c)    Indemnification of the Company, Directors, Officers and Selling Shareholders.    The Underwriter agrees to indemnify and hold harmless the Company, CHS and their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls each Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

        (d)    Actions Against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a)(1) and 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e)    Settlement Without Consent If Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a)(1)(ii) and 6(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (f)    Other Agreements with Respect to Indemnification.    The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

        SECTION 7.    Contribution.

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, CHS and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, CHS and the Selling Shareholders, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, CHS and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company, CHS and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholders or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, CHS, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such

Selling Shareholder from the sale of Securities pursuant to this Agreement or on a basis other than as specified in Section 6(b).

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company or CHS, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and CHS or such Selling Shareholder, as the case may be. The Selling Shareholders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

        The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

        SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, CHS or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

        SECTION 9.    Termination of Agreement.

        (a)    Termination; General.    The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Selling Shareholders.

        If a Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, then the Underwriter may, by notice from the Underwriter to the Company and the non-defaulting Selling Shareholder, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholder has agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

        In the event of a default by any Selling Shareholder as referred to in this Section 10, the Underwriter, the Company and the non-defaulting Selling Shareholder shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

        SECTION 11.    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, Attention: Michael W. Blair and Steven J. Slutzky; and notices to the Company or CHS shall be directed to them at 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027, Attention: Rachel A. Seifert, Senior Vice President, Secretary and General Counsel, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Jeffrey Bagner.

        SECTION 12.    Parties.

        This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and the Selling Shareholders, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and CHS and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13.    GOVERNING LAW AND TIME.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14.    Effect of Headings.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter, the Company and CHS and the Selling Shareholders in accordance with its terms.

Very truly yours,
COMMUNITY HEALTH SYSTEMS, INC.
	By:	/s/ W. LARRY CASH Name: W. Larry Cash Title: Executive Vice President
CHS/COMMUNITY HEALTH SYSTEMS, INC.
	By:	/s/ W. LARRY CASH Name: W. Larry Cash Title: Executive Vice President & CFO
FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP—V, L.P.
	By:	/s/ THOMAS H. LISTER Name: Thomas H. Lister Title: General Partner
FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP—VI, L.P.
	By:	/s/ THOMAS H. LISTER Name: Thomas H. Lister Title: General Parter

CONFIRMED AND ACCEPTED, as of this 21st day of September, 2004:
CITIGROUP GLOBAL MARKETS INC.
By: /s/ Richard Landgarten
Name: Richard Landgarten Title: Managing Director

SCHEDULE A

Selling Shareholders	Number of Securities
Forstmann Little & Co. Equity Partnership-V, L.P.	13,495,294
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P.	9,639,444

Total	23,134,738

SCHEDULE B

COMMUNITY HEALTH SYSTEMS, INC.

23,134,738 Shares of Common Stock

(Par Value $.01 Per Share)

        1.     The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $24.40.

        2.     The purchase price per share for the Securities to be paid by the Underwriter shall be $24.21, being an amount equal to the public offering price set forth above less $0.19 per share.

        3.     The purchase price per share for the Securities to be purchased by the Company, as described in the Prospectus, shall be $24.21.

Exhibit A-1

FORM OF OPINION OF COMPANY'S GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)(i)

[OPINION OF GENERAL COUNSEL OF COMMUNITY HEALTH SYSTEMS, INC.]

              September    , 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        I am Senior Vice President, Secretary and General Counsel of Community Health Systems, Inc., a Delaware corporation (the "Company"), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CHS"). I am delivering this opinion pursuant to (i) Section 5(b)(i) of the Underwriting Agreement, dated September 21, 2004 (the "Underwriting Agreement"), among the Company, CHS, the selling stockholders listed in Schedule A to the Underwriting Agreement (the "Selling Stockholders") and Citigroup Global Markets Inc., as the Underwriter. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance expressly set forth herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and, except to the extent otherwise expressly stated, I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case as I have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, the representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS and others and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

        1.     The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

A-1-1

        2.     Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        3.     Except as otherwise disclosed in the Registration Statement or set forth in the exhibits to the Form 10-K for the year ended December 31, 2003, as amended, (the "2003 Form 10-K"), all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

        4.     The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

        5.     All descriptions in the Prospectus of contracts and other documents to which the Company, CHS or their subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        6.     None of the Company or CHS is in violation of its charter or by-laws.

        7.     The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by any of them have all necessary permits, licenses, certificates, approvals (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations ("Governmental Licenses") (except where the failure to have such Governmental Licenses, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company, CHS and their subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted.

        8.     No filing, consent, approval, authorization, order, registration or qualification of or with any Tennessee court or governmental agency or body is required by or on behalf of the Company for the consummation by the Company and CHS of the transactions contemplated by the Underwriting Agreement, expect for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriter.

        9.     There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder; it being understood that I express no opinion with respect to any "qui tam" action as to which I have no knowledge of its pendency.

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        10.   The statements in Item 1 of the 2003 Form 10-K under "Business of Community Health Systems—Government Regulations", Business of Community Health Systems—Payment", "Business of Community Health Systems—Compliance Program", in Item 3 of the 2003 Form 10-K under "Legal Proceedings", and in Item 1 of the Form 10-Q for the quarterly period ended June 30, 2004, as amended, under "Legal Proceedings", in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

        In the course of the preparation by the Company of the Registration Statement and the Prospectus, I attended conferences with certain of the officers, representatives and stockholders of the Company and CHS, representatives of the independent public accountants for the Company and CHS and representatives of the Underwriter, at which the contents of the Registration Statement and the Prospectuses were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this opinion, I attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and CHS, at which the contents of the Prospectus were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, other than as set forth in paragraphs 5 and 10 above. Subject to the foregoing and on the basis of the information I gained in the performance of the services referred to above, including information obtained from officers, representatives and stockholders of, and the independent accountants for, the Company and CHS, nothing has come to my attention that causes me to believe that, as of the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, nothing has come to my attention in the course of proceedings described in the second sentence of this paragraph that causes me to believe that the Prospectus on the date and time of delivery of this letter contains an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. I express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus.

        The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Tennessee and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

        The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

Very truly yours,
Rachel A. Seifert Senior Vice President, Secretary and General Counsel

A-1-3

Exhibit A-2

FORM OF OPINION OF COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 5(b)(ii)

September    , 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        We have acted as special counsel to Community Health Systems, Inc., a Delaware corporation (the "Company"), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CHS"), in connection with the underwritten public offering of up to an aggregate of 23,134,738 shares (the "Securities"), of common stock, par value $.01 per share (the "Common Stock"), of the Company. This opinion is delivered to you pursuant to Section 5(b)(ii) of the Underwriting Agreement dated September 21, 2004 (the "Underwriting Agreement"), among the Company, CHS, the selling stockholders listed on Schedule A of the Underwriting Agreement (the "Selling Stockholders") and Citigroup Global Markets Inc., as the Underwriter. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, CHS and the Selling Stockholders, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS, the Selling Stockholders and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, CHS, the Selling Stockholders and others, and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to the representation of the Company and CHS in connection with the Underwriting Agreement.

        With respect to the opinion expressed in the first sentence of paragraph 3 below, we have relied solely on the stock transfer books of the Company. With respect to the opinions expressed in paragraphs 10 and 11 below, our opinions are limited to our review of only those laws and regulations

A-2-1

that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement. With respect to the opinion expressed in paragraph 6, we have relied solely on the oral advice of the staff of the Securities and Exchange Commission (the "Commission") that the Commission has issued an order declaring the Registration Statement and the Rule 462(b) Registration Statement effective and as to the absence of any stop order or any proceeding relating thereto.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

        1.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. CHS has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        2.     Each of the Company and CHS has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

        3.     The Securities to be purchased by the Underwriter from the Selling Stockholders have been duly authorized and validly issued and are fully paid and non-assessable. The Securities to be purchased by the Underwriter from the Selling Stockholders were not issued in violation of the preemptive or other similar rights arising under (i) the Delaware General Corporation Law, (ii) the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, or (iii) any indenture, mortgage, deed of trust, loan agreement, other agreement or instrument, or court decree or order (including, without limitation, any settlement agreement) which has been filed as an exhibit to the Registration Statement or otherwise identified to us in a certificate provided by the Chief Financial Officer and the General Counsel of the Company as material to the Company and its subsidiaries taken as a whole (collectively, the "Identified Documents").

        4 The sale of the Securities by the Selling Stockholders is not subject to preemptive or other similar rights arising under (i) the Delaware General Corporation Law, (ii) the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, or (iii) the Identified Documents.

        5.     The Underwriting Agreement has been duly authorized, executed and delivered by the Company and CHS.

        6.     The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

        7.     The Registration Statement, including any Rule 462(b) Registration Statement, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than (a) the financial statements, related notes, supporting schedules and other financial data and financial information included therein, incorporated by reference therein or omitted therefrom and (b) the documents incorporated by reference therein, as to which we express no opinion), appeared on their face to be appropriately responsive as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        8.     The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission (other than the financial statements, related notes, supporting schedules and other financial data and financial information included therein or omitted therefrom, as to which we express no opinion), appeared on their face to be appropriately responsive as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

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        9.     The statements in the Prospectus under "Description of Capital Stock," and "United States Federal Income Tax Considerations for Non-United States Holders" and the statements in the Registration Statement under Item 15, in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

        10.   No filing, consent, approval, authorization, order, registration or qualification of or with any United States, New York or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required by or on behalf of the Company for the consummation by the Company and CHS of the transactions contemplated by the Underwriting Agreement, except the registration under the 1933 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriter.

        11.   The execution, delivery and performance by the Company and CHS of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (iii) the Delaware General Corporation Law or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to the Company or any of its subsidiaries or their respective properties (except that we express no opinion in this paragraph 11 with respect to the anti-fraud provisions of any federal or state securities laws or rules or regulations promulgated thereunder) or (iv) any court decree or order binding upon the Company or any of its subsidiaries or their respective properties (it being understood that with respect to the opinions in clauses (i) and (iv) of this paragraph, such opinions are limited to the Identified Documents).

        12.   To our knowledge, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

        13.   The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

        In the course of our engagement to represent or to advise the Company, we have not become aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority or any arbitration tribunal of the United States or the State of New York against or directly affecting the Company, CHS or any of their respective subsidiaries or properties which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would materially adversely affect the legality, validity or enforceability of, the Underwriting Agreement or the transactions contemplated thereby. In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company, CHS or any of their respective subsidiaries or of their transactions, or any other investigation or inquiry with respect to the foregoing statement.

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        In the course of the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain of the officers, representatives and stockholders of the Company and CHS, representatives of the independent public accountants for the Company and CHS and representatives of the Underwriter, at which the Registration Statement and the Prospectus were discussed. Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except to the extent provided in paragraph 9 above. Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers, representatives and stockholders of, and the independent accountants for, the Company and CHS, no facts have come to our attention that cause us to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date and time of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to the financial statements, related notes, supporting schedules and other financial data and financial information included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus.

        The opinions set forth above are subject to the following qualifications:

        A.    With respect to the opinions expressed in paragraph 1 above, we have relied solely upon a certificate or certificates of public officials or upon confirmation via facsimile of good standing and valid existence provided by CT Corporation, and our opinion in paragraph 1 is expressed as of the date set forth on such certificate or as of the time of the confirmation received via facsimile.

        B.    With respect to the opinion expressed in paragraph 11 above: (i) we have made no independent investigation as to whether the Identified Documents identified to us in the Officer's Certificate, which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any conflict with or any breach or violation of, or default under, any Identified Document (x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default relates to a default under a document which is not an Identified Document, or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

        C.    With respect to the opinion expressed in paragraph 3, we have assumed that the par value for the Securities has been received in full by the Company.

        D.    We express no opinion as to validity, binding effect or enforceability of any provision of any agreement relating to indemnification, contribution, exculpation or governing law, or whether any such provision conflicts with, breaches or violates any law.

        E.    The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules and regulations thereunder.

        F.    We express no opinion as to compliance with the rules and regulations of the NASD.

        The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect, and no opinion is expressed with

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respect to any other laws or any effect that such other laws may have or the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

        The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including by any person that acquires Securities from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable, without our prior written consent, to any person that acquires Securities from you.

Very truly yours,
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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Exhibit A-3

FORM OF OPINION OF FRIED, FRANK,

HARRIS, SHRIVER & JACOBSON LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

September 21, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        We have acted as special counsel to Forstmann Little & Co. Equity Partnership-V, L.P., a Delaware limited partnership ("Equity-V"), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, a Delaware limited partnership ("MBO-VI," and, together with Equity-V, the "Selling Stockholders"), in connection with the underwritten public offering (the "Offering") by the Selling Stockholders of up to an aggregate of 23,134,738 shares (the "Securities"), of common stock, par value $.01 per share (the "Common Stock"), of the Company. This opinion is delivered to you at the request of the Selling Stockholders pursuant to Section 5(c) of the Underwriting Agreement, dated September 21, 2004 (the "Underwriting Agreement"), among Community Health Systems, Inc., a Delaware corporation (the "Company"), CHS/Community Health Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("CHS"), the Selling Stockholders and Citigroup Global Markets Inc., as the Underwriter. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, CHS and the Selling Stockholders, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS, the Selling Stockholders and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, the Underwriting Agreement.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We have also assumed that all trustees executing documents on behalf of a trust have the power and authority to do so. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties of each of the Selling Stockholders contained in the Underwriting Agreement, and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS, the Selling Stockholders and others, including, but not limited to, the statements made in the certificates of a general partner of each Selling Stockholder attached hereto as Annex A (the "General Partner's

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Certificate"), and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

        With reference to the opinion expressed in paragraph 2 below or clause (iii) of paragraph 3 below, our opinion is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

        1.     The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

        2.     No filing, consent, approval, authorization, order, registration or qualification of or with any United States, New York or, with respect to matters arising under the Delaware Revised Uniform Limited Partnership Act, Delaware court or governmental agency or body is required by or on behalf of either of the Selling Stockholders for the sale of the Securities or the consummation by either of the Selling Stockholders of the transactions contemplated by the Underwriting Agreement, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriter.

        3.     The execution, delivery and performance by either of the Selling Stockholders of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Selling Stockholders pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Selling Stockholders is a party or by which either of the Selling Stockholders is bound or to which any of the property or assets of either of the Selling Stockholders is subject, (ii) the provisions of the partnership agreement of either of the Selling Stockholders, (iii) the Delaware Revised Uniform Limited Partnership Act or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to either of the Selling Stockholders or their respective properties (except that we express no opinion in this paragraph 3 with respect to the anti-fraud provisions of any federal or state securities laws or rules or regulations promulgated thereunder) or (iv) any court decree or order binding upon either of the Selling Stockholders or their respective properties (it being understood that with respect to the opinions in clauses (i) and (iv) of this paragraph, such opinions are limited to the indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments or court decrees or orders identified in the General Partner's Certificate).

        4.     Upon (A) payment for the Securities to be sold by the Selling Stockholders as provided in the Underwriting Agreement, (B) registration of the transfer of such Securities to, and registration of such Securities in the name of, Cede & Co. or such other nominee as may be designated by the Depository Trust Company ("DTC") and (C) the crediting of such Securities on the books of DTC to the securities account (within the meaning of Section 8-501 of the Uniform Commercial Code as currently in effect in the State of New York (the "UCC")) of the Underwriter (assuming that the Underwriter lacks "notice of any adverse claim" (within the meaning of Sections 8-102 and 8-105 of the UCC) to such Securities)), (x) the Underwriter will acquire "security entitlements" in respect of such Securities (within the meaning of Section 8-102 of the UCC) and (y) no action based on any "adverse claim" (within the meanings of Section 8-102 and 8-502 of the UCC) to such Securities may be asserted against the Underwriter with respect to such security entitlements.

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        The opinions set forth above are subject to the following qualifications:

        A.    With respect to the opinion expressed in paragraph 3 above: (i) we have made no independent investigation as to whether the indentures, mortgages, deeds of trust, loan agreements, other agreements and instruments, court decrees orders identified to us in the General Partner's Certificate, which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any conflict with or any breach or violation of, or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (x) not ascertainable from the face of such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, (y) arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default relates to a default under an agreement not identified to us in the General Partner's Certificate or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

        B.    We express no opinion as to the validity, binding effect or enforceability of any provision of any agreement relating to indemnity, contribution, exculpation or governing laws or specifying that provisions thereof may be waived only in writing, to the extent an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of that agreement.

        C.    The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws of any rules or regulations thereunder.

        D.    We express no opinion as to compliance with the rules and regulations of the NASD.

        E.    The opinions expressed herein are subject to (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws now or hereafter in effect affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

        F.    We have assumed for purposes of the opinion set forth in paragraph 5 above that (i) the registration of the transfer of the Securities to be sold by the Selling Stockholders to, and the registration of such Securities in the name of, Cede & Co. or another nominee designated by DTC, in each case on the Company's stock transfer records, have been effected in accordance with the Company's charter and by-laws and with the Delaware General Corporation Law, (ii) DTC is registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (iii) DTC's "securities intermediary's jurisdiction" within the meaning of Section 8-110(e) of the UCC with respect to securities accounts established by DTC and any security entitlements in respect of the financial assets credited thereto is the State of New York. The opinion expressed in paragraph 5 is limited solely to (and the terms are used therein as defined in) Article 8 of the UCC as currently in effect in the State of New York.

        G.    We express no opinion with respect to compliance with Sections 13 and 16 under the 1934 Act and the rules and regulations of the Commission thereunder.

        The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the Delaware Revised Uniform Limited Partnership Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have or the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions

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expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

        The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including any person that acquires Securities from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable, without our prior written consent, to any person that acquires Securities from you.

Very truly yours,
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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COMMUNITY HEALTH SYSTEMS, INC. (a Delware corporation) 23,134,738 Shares of Common Stock UNDERWRITING AGREEMENT
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COMMUNITY HEALTH SYSTEMS, INC. (a Delaware corporation) 23,134,738 Shares of Common Stock (Par Value $.01 Per Share) UNDERWRITING AGREEMENT